Exhibit 10.2

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

AND

2013-2016 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Agreement

1. Grant of Option. DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”), hereby grants, as of May 28, 2013 (“Date of Grant”), to «First_Name» «Last_Name» (the “Optionee”) an option (the “Option”) to purchase up to «NQ_Shares» shares of the Company’s common stock, $.01 par value per share (the “Shares”), at an exercise price per share equal to $5.04 (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was granted as part of the Awards issued under the Company’s 2013-2016 Long-Term Incentive Plan (the “Plan”) pursuant to the 2006 Incentive Compensation Plan, as amended (the “2006 Compensation Plan”), both of which are incorporated herein for all purposes. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. At this time, 51% of the Option is subject to shareholder approval at the Company’s annual meeting scheduled for August 1, 2013. If approval is not obtained, 51% of the Option shall be cancelled and you will receive instead a grant of a right to receive cash subject to the same vesting schedule in accordance with Section 5(e) of the Plan. The Optionee hereby acknowledges receipt of copies of the Plan and the 2006 Compensation Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan. To the extent terms used herein are not defined herein or in the Plan, then those words shall have the meanings attributed to them in the 2006 Compensation Plan.

3. Exercise Schedule.

a) Except as otherwise provided in Section 6 of this Agreement, 50% of the Option is part of your Time-Based Vesting Amount and shall vest and become exercisable in accordance with Section 6(a) of the Plan and 50% of the Option is part of your Performance-Based Vesting Amount and shall vest and become exercisable in accordance with Section 6(b) of the Plan. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided in the Plan, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein.

b) There may be an acceleration of the exercisability of the Option, but only as set forth in Sections 6(a), 6(b) and 6(d) of the Plan, as applicable.

c) Upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void, except as set forth in the Plan or as may otherwise be determined by the Committee in writing in its sole discretion.

d) In the event that Optionee has a Termination of Employment after FYE 2014 and before FYE 2015, and such Termination of Employment was for any reason other than: (A) by the Company without Justifiable Cause; (B) by the Participant for Good Reason; or (C) by reason of the Participant’s death, Disability or Retirement, then in addition to any other remedy that may be available to the Company in law or equity, and as pursuant to Optionee’s employment agreement, if any, Optionee also shall be required to pay to the Company, immediately upon written demand by the Committee or the Board, any Gains resulting from Optionee’s exercise of the Option.

4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part as referenced in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price (except in the case of a cashless exercise or a net share settlement, both as defined below) and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option (i.e., a net-share settlement); (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6. Termination of Option.

a) Except as otherwise required to comply with Section 6 (b)(iv) or Section 6 (d) of the Plan, any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i) unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Services is terminated other than by reason of (A) by the Company or a Related Entity for Justifiable Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the committee, or (C) the death of the Optionee;

(ii) immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Justifiable Cause;

(iii) twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv) (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Section 6(a)(iii) hereof, or

(v) the tenth anniversary of the date as of which the Option is granted.

b) If a Participant’s Continuous Service terminates after FYE 2014 and on or before FYE 2016, by reason of the Participant’s death or Disability, or by the Company without Justifiable Cause or by the Participant for Good Reason, or terminates by reason of the Participant’s Retirement after FYE 2013 and on or before FYE 2016, then the portion (the “Post-Termination Contingent Vesting Portion”) of the Participant’s Option that is part of the Participant’s Performance-Based Vesting Award that was not vested as of the date of the termination of the Participant’s Continuous Service and that may vest after the date of such termination pursuant to Section 6(b)(iv)(A)(2), 6(b)(iv)(B) or 6(b)(iv)(C)(2) shall not be forfeited as a result of such termination. Instead, if the Post-Termination Contingent Vesting Portion vests on or before FYE 2016 pursuant to the provisions of Section 6(b)(iv)(A)(2), 6(b)(iv)(B) or 6(b)(iv)(C)(2), then notwithstanding the provisions of Section 6(a) above, the Post-Termination Contingent Vesting Portion of the Option shall not terminate until 90 days after the date on which the Post-Termination Contingent Vesting Portion vests. If the Post-Termination Contingent Vesting Portion does not vest on or before FYE 2016, then the Post-Termination Contingent Vesting Portion shall automatically terminate on FYE 2016. Similarly, if the Participant’s Continuous Service is terminated by the Company without Justifiable Cause or by the Participant for Good Reason, or by reason of the Participant’s death or Disability, and a Change in Control occurs within 6 months after such termination, then notwithstanding any provision of this Agreement to the contrary, the Option shall not be deemed to have previously terminated and the provisions of Section 6(d) shall apply with respect to the Option.

c) The Option (regardless of whether vested) shall be forfeited immediately in the event Optionee leaves employment with Company and its Related Entities during fiscal year 2015 other than for termination without Justifiable Cause, resignation for Good Reason, death, Disability or Retirement.

7. Transferability. Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

10. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

11. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and the 2006 Compensation Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan and the 2006 Compensation Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan and the 2006 Compensation Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan, the 2006 Compensation Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the 2006 Compensation Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

12. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 555 Turnpike Street, Canton, MA 02021, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 15th day of July, 2013.

COMPANY:

DESTINATION XL GROUP, INC., a Delaware corporation

By:
Name:	David A. Levin
Title:	President, CEO

The Optionee acknowledges receipt of a copy of the Plan and the 2006 Compensation Plan, and represents that he or she has reviewed the provisions of the Plan, the 2006 Compensation Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan, the 2006 Compensation Plan and this Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

OPTIONEE:

Dated:	By:
«First_Name» «Last_Name»

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